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                                                                  EXHIBIT 10

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made as of this 14th day of August, 1996, among UROHEALTH Systems, Inc. ("UROHEALTH"), UROHEALTH, Inc. (California) ("UROHEALTH CALIFORNIA"), Richard R. Newhauser (as the sole stockholder of Richard-Allan Medical Industries, Inc., the "RA STOCKHOLDER") and American Stock Transfer and Trust Company (the "ESCROW AGENT").

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") between UROHEALTH, UROHEALTH California, and Richard-Allan Medical Industries, Inc. ("RA"), dated as of July 5, 1996, as amended August 12, 1996, a copy of which has been delivered to the Escrow Agent, RA is contemporaneously with the execution of this Agreement being merged with and into UROHEALTH California (the "MERGER") and the outstanding shares of RA common stock are being converted into cash and shares of UROHEALTH common stock ("UROHEALTH SHARES"); and

     WHEREAS, the RA Stockholder has agreed to indemnify UROHEALTH, UROHEALTH California and the other Indemnitees (as defined in Section 10.1(b) of the Merger Agreement) to the extent and in the manner provided in the Merger Agreement through an Indemnification Escrow to be established hereunder consisting of a portion of the cash and UROHEALTH Shares into which the shares of RA common stock are being converted in the Merger; and

     WHEREAS, UROHEALTH has agreed that at the time of the closing of the Merger it will place into an account of the Indemnification Escrow additional cash in the amount of $550,000 and an additional number of UROHEALTH Shares with a Closing Market Value equal to $550,000 (such cash and shares, the "RETENTION FUND"); and

     WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder;

     NOW, THEREFORE, in order to induce UROHEALTH, RA, UROHEALTH California and the RA Stockholder to consummate the transactions contemplated by the Merger Agreement and in consideration of the premises and mutual covenants and agreements hereinafter set forth, and of other good and valuable considerations, the parties hereto hereby agree as follows:

     1. Effectiveness of Agreement. The terms and provisions of this Agreement shall not become effective unless and until RA is merged with and into UROHEALTH California in accordance with the terms of the Merger Agreement. In the event that the Merger is consummated in accordance with the Merger Agreement, then, at the Effective Time of the




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Merger (as defined in Section 1.2 of the Merger Agreement), the following terms and provisions shall, without further act on the part of any of the parties hereto, become effective and enforceable in accordance with their terms.

     2. Establishment of the Indemnification Escrow. The RA Stockholder, by executing this Escrow Agreement, hereby authorizes the deposit with the Escrow Agent of (a) cash and certificates evidencing five percent (5%) of such cash and five percent (5%) of such UROHEALTH Shares into which shares of RA common stock held by the RA Stockholder have been converted pursuant to the Merger Agreement and (b) the cash and UROHEALTH Shares constituting the Retention Fund. The Indemnification Escrow shall include the cash and certificates evidencing UROHEALTH Shares so deposited and any other shares of stock or other securities or other property or cash, including the Retention Fund, from time to time held in the Indemnification Escrow by the Escrow Agent pursuant to the terms hereof (such UROHEALTH Shares, other securities and other property or cash being referred to collectively as the "ESCROW FUND"). The RA Stockholder shall from time to time thereafter execute and deliver to the Escrow Agent such additional powers, guarantees or endorsements with respect to the securities in the Escrow Fund as the Escrow Agent may from time to time request. Any shares or other securities from time to time held in the Escrow Fund, including those UROHEALTH Shares held in the Retention Fund, shall be registered in the name of the RA Stockholder, and the Escrow Agent shall maintain for record keeping purposes an account for the RA Stockholder indicating the portion of the Escrow Fund contributed by the RA Stockholder. The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions hereinafter set forth.

     3. Meetings of UROHEALTH Stockholders. Copies of each notice of meeting of UROHEALTH stockholders, and any related proxy statement, shall be sent by UROHEALTH to the RA Stockholder, and so long as he has securities subject to this Agreement, the RA Stockholder shall retain all the voting rights to his UROHEALTH Shares or other securities which are held in the Escrow Fund.

     4. Distributions and Dividends on, Changes in, and Exchanges of, Escrow Stock; Interest on Escrow Securities and Cash. Any shares issued on or in exchange for any shares held in the Escrow Fund as a result of any stock dividend, stock split-up, consolidation of shares, reclassification or merger or consolidation shall become part of the Escrow Fund and be held hereunder on the same terms as the shares on or in exchange for which such shares shall have been issued. Any rights distributed from time to time on the shares held in the Escrow Fund shall be sold promptly by the Escrow Agent and the proceeds of such sale shall be added to the Escrow Fund. Cash dividends on the shares held in the Escrow Fund and interest paid on other securities and cash held in the Escrow Fund (other than such shares, other securities and cash constituting the Retention Fund) shall be delivered to the RA Stockholder and shall not become part of the Escrow Fund. The cash constituting a portion of the Escrow Fund shall be invested in accordance with written instructions from UROHEALTH and the RA Stockholder to the Escrow Agent.

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     5. Claims Against the Escrow Fund.

         (a) If and when UROHEALTH, acting on its behalf or on behalf of UROHEALTH California or any other Indemnitee, shall claim indemnification from a liquidated claim pursuant to the provisions of Section 10.1(b) of the Merger Agreement, UROHEALTH shall promptly send written notice of the same to the Escrow Agent and the RA Stockholder either by hand delivery or by first-class mail, postage prepaid. Such notice shall state the basis for such claim including a brief description of the facts upon which such claim is based and the amount thereof. In the event of an unliquidated claim for indemnification pursuant to the Merger Agreement, UROHEALTH shall provide written notice to the RA Stockholder and the Escrow Agent as aforesaid of the unliquidated claim, including a brief description of the facts upon which such claim is based and a demand for a reserve to be created in respect of such claim. Any claim made by UROHEALTH on behalf of any Indemnitee for Losses that are unliquidated shall not be paid but the Escrow Agent shall set aside an appropriate reserve of cash and UROHEALTH Shares or other securities or property within the Escrow Fund to address such claim until such Losses (as defined in Section 10.1(b) of the Merger Agreement) represented by the claim are fully liquidated. If the RA Stockholder shall object to such claim, he shall send written notice of his objection to the Escrow Agent and UROHEALTH either by hand delivery or by first-class mail, certified or registered mail, postage prepaid, within 15 days after UROHEALTH's delivery of its notice as aforesaid. If no objection to such claim shall have been received by the Escrow Agent within 15 days after delivery to it of UROHEALTH's notice, the RA Stockholder shall be deemed to have acknowledged the correctness of such claim for the full amount thereof and the Escrow Agent shall transfer to UROHEALTH as provided in the following sentence on behalf of the claiming Indemnitee(s) out of the Escrow Fund cash and UROHEALTH Shares having a "value" (as defined in paragraph (c) below) equal to the amount of such claim. All payments made in satisfaction of a claim for indemnification shall be made 50% in cash and 50% in UROHEALTH Shares. Transfer to UROHEALTH of the cash and UROHEALTH Shares shall be made, in the case of a liquidated claim, promptly following such 15-day period, or, in the case of an unliquidated claim, promptly following the date upon which the claim is fully liquidated. For the purpose of this paragraph (a), the term "delivery" shall mean, in the case of notices sent by first-class mail, certified or registered mail, postage prepaid, the time at which such notice is mailed. All claims for indemnification out of the Escrow Fund shall be satisfied only out of the portion of the Escrow Fund not constituting the Retention Fund subaccount of the Escrow Fund.

         (b) If the RA Stockholder shall timely notify the Escrow Agent in writing of his objection to a claim of indemnification or a demand for the creation of a reserve for any unliquidated claim (or the amount thereof), the Escrow Agent shall hold the disputed amount of funds in the Escrow Fund until the rights of the RA Stockholder and the Indemnitee(s) with respect thereto have been agreed upon between the RA Stockholder and the claiming Indemnitee(s). In the event such an agreement is reached, the claiming Indemnitee(s) shall request UROHEALTH to provide to the Escrow Agent a written notice signed by the RA Stockholder acknowledging that such agreement has been reached and authorizing the Escrow

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Agent to release cash and UROHEALTH Shares having a value equal to the agreed amount specified in the notice in the same manner set forth for undisputed claims as provided in paragraph (a) hereof. If no such agreement has been reached, either the Indemnitee(s) or the RA Stockholder may, not earlier than forty-five (45) days after the date of the initial claim notice, submit the dispute to binding arbitration in Orange County, California, pursuant to the procedures and rules for commercial arbitration of the American Arbitration Association. The Escrow Agent may rely on the order or other determination of any such arbitrator. If any such arbitrator shall determine that any part of the Escrow Fund is to be delivered to UROHEALTH for the benefit of an Indemnitee or is to be set aside in a reserve for any unliquidated claim, the Escrow Agent shall promptly following receipt of a copy of such determination establish such reserve or deliver to UROHEALTH for the benefit of such Indemnitee the lesser of (i) escrowed cash and UROHEALTH Shares or other securities and property in the Escrow Fund, having a value equal to the amount of the claim or claims as awarded to the Indemnitee to be satisfied, subject to the limitation set forth in paragraph (a) above, or (ii) the entire amount of cash and number of UROHEALTH Shares or other securities or property remaining in the Escrow Fund (other than the portion of the Escrow Fund constituting the Retention Fund subaccount of the Escrow Fund.) Any disputed amounts not awarded to the Indemnitee shall promptly be transferred to the unreserved portion of the Escrow Fund. UROHEALTH and the RA Stockholder shall bear their respective costs and expenses of any such arbitration.

         (c) Promptly following the Termination Date (as defined in Section 10.1 of the Merger Agreement), the Escrow Agent shall distribute to the RA Stockholder all remaining cash and UROHEALTH Shares and any other securities or property in the Escrow Fund, less (i) such amount of cash and number of UROHEALTH Shares, or other securities or property, having a value on that date equal to the dollar amount of all claims that are still in process of resolution pursuant to paragraph (b) hereof; and (ii) the cash and UROHEALTH Shares held in the Retention Fund.

         (d) After the Termination Date, (i) as each matter referred to in paragraph (b) hereof is resolved or otherwise concluded and (ii) as each undisputed liquidated claim under paragraph (a) which remains unliquidated as of the Termination Date is liquidated, the Escrow Agent shall distribute to the RA Stockholder the amount of cash and number of escrowed UROHEALTH Shares then determined by the Escrow Agent to be free of any rights of any Indemnitee. The Indemnification Escrow shall be terminated when all of the cash and UROHEALTH Shares and other property placed originally into the Indemnification Escrow shall have been disbursed in accordance with the provisions hereof.

         (e) For purposes of this Section 5, the term "value" shall mean the fair market value of escrowed UROHEALTH Shares, securities or other property, if applicable, determined by the Escrow Agent in good faith; provided, however, that, where there exists a public market for any escrowed securities (other than the UROHEALTH Shares) at the time of such determination, the value of such securities shall be based on the average of the closing bid and asked prices of such securities quoted in the over-the-counter Market Summary or the last reported sale price of such securities or the closing price quoted on the Nasdaq National Market or on any exchange on which the securities are listed, whichever is applicable, as published in the

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Western Edition of The Wall Street Journal on the date prior to such determination; and provided further, that the value of the UROHEALTH Shares shall be based on the Closing Market Value of the UROHEALTH Common Stock.

     6. Retention Fund.  At the Closing of the Merger (as defined in Section
3.7 of the Merger Agreement), UROHEALTH shall place into a subaccount of the Indemnification Escrow cash in the amount of $550,000 and that number of UROHEALTH Shares with a Closing Market Value equal to $550,000. Upon written instruction to the Escrow Agent by UROHEALTH, the Escrow Agent shall distribute a retention bonus (the "RETENTION BONUS") equal to $50,000 in cash (plus a proportionate share of any earnings thereon) and UROHEALTH Shares with a Closing Market Value equal to $50,000 to each of the eleven individuals named on Exhibit 7.13 of the Merger Agreement ("EXHIBIT 7.13") who is employed by the Surviving Corporation on the date twelve months after the Effective Time or who is terminated from such employment without cause, as determined in the sole discretion of the RA Stockholder. The RA Stockholder shall deliver to the Escrow Agent written stock powers transferring the UROHEALTH Shares contained in the Retention Fund to those designated individuals entitled to receive a portion of the Retention Fund. Any amounts or shares remaining in the Retention Fund after all Retention Bonuses have been paid shall be distributed to the RA Stockholder. The individuals listed on Exhibit 7.13 shall not be third party beneficiaries to this Escrow Agreement. Cash dividends on the shares held in the Escrow Fund and interest paid on other securities or cash held in the Escrow Fund which constitutes the Retention Fund shall become part of the Retention Fund and shall be invested in accordance with written instructions from UROHEALTH and the RA Stockholder to the Escrow Agent.

     7. Termination of Escrow.

         (a) The escrow provided for hereunder shall terminate upon written notification by UROHEALTH to the Escrow Agent that (i) the RA Stockholders' indemnity obligation under Sections 10.1(b) and 10.1(k) of the Merger Agreement has been satisfied or waived by UROHEALTH; and (ii) all the Retention Bonuses have been paid and the Retention Fund shall have been closed in accordance with the provisions hereof by the Escrow Agent.

         (b) Upon such termination, the Escrow Agent shall pay over the Escrow Fund, if any, to UROHEALTH and the RA Stockholder as their respective interests may appear in accordance with the provisions hereof.

     8. Escrow Agent.

         (a) The Escrow Agent shall be entitled to receive normal compensation for its services as Escrow Agent hereunder. Such compensation shall be paid by UROHEALTH.

         (b) In taking any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper or other document believed by it to be genuine, or upon any evidence deemed by it to be sufficient, and in no event shall be liable hereunder for any act performed or omitted to be performed by it hereunder, in the absence of gross negligence or

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bad faith.  The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel.

         (c) UROHEALTH and the RA Stockholder hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct.

         (d) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement, and it shall not be subject to, or obligated to recognize, any other agreement between the parties hereto even though reference thereto may be made herein; provided, however, that, with the Escrow Agent's written consent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by or on behalf of UROHEALTH, UROHEALTH California (or, after the Merger, the Surviving Corporation), the RA Stockholder and the Escrow Agent. The Escrow Agent may withhold such consent only if such amendment would adversely affect the rights or liabilities of the Escrow Agent.

         (e) The Escrow Agent is authorized, in its reasonable discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only (i) such notices or instructions as are herein specifically provided for, and (ii) orders or process of any court with jurisdiction. If any property in the Escrow Fund is at any time attached, garnished or levied upon or under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then, and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         (f) The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith. In taking any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. It shall also be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution,

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validity or genuineness of documents now or hereafter deposited hereunder, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing and delivering or purporting to execute or deliver any such document.

         (g) If the Escrow Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with this Escrow Agreement, or in case it becomes involved in litigation on account of being Escrow Agent hereunder or on account of having received property subject hereto, then, in either case, the Escrow Agent's costs, expenses, and reasonable attorneys' fees shall be paid by UROHEALTH.

         (h) By its execution and delivery of this Escrow Agreement, the Escrow Agent acknowledges that its terms and provisions are acceptable and it agrees to carry out the provisions hereof on its part.

     9. Resignation, Removal of Escrow Agent. The Escrow Agent may at any time resign by giving 60 days' written notice of resignation to the RA Stockholder and UROHEALTH. The RA Stockholder and UROHEALTH may jointly at any time remove the Escrow Agent by giving written notice to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be either a bank, trust company or other financial institution satisfactory to both UROHEALTH and the RA Stockholder, shall be appointed by written instrument executed and delivered by both UROHEALTH and the RA Stockholder to the Escrow Agent and to such successor Escrow Agent, and upon the resignation or removal of the predecessor Escrow Agent, the successor Escrow Agent shall, without any further act, deed or conveyance, become vested with all the right, title and interest to all property held hereunder, of such predecessor Escrow Agent; but nevertheless such predecessor Escrow Agent shall, on the written request of the RA Stockholder, UROHEALTH or such successor Escrow Agent, execute and deliver to such successor Escrow Agent an instrument transferring to such successor Escrow Agent all right, title and interest hereunder in and to the property in the Escrow Funds, and all other rights hereunder, of such predecessor Escrow Agent. If no successor Escrow Agent has been appointed at the end of 60 days after notice of resignation by the Escrow Agent, the Escrow Agent hereunder may seek relief from an appropriate court in interpleader proceedings in which UROHEALTH and the RA Stockholder shall be joined as parties.

     10. Governing Agreement; Amendments. The Escrow Agent hereby acknowledges receipt of a copy of the Merger Agreement, but except for reference thereto for definitions of certain words and terms not defined herein, the Escrow Agent is not charged with any duty or obligation arising under the Merger Agreement and the responsibilities and duties of the Escrow Agent shall be governed by this Escrow Agreement. As between the Escrow Agent, on the one hand, and the other parties hereto, on the other hand, this Escrow Agreement constitutes the entire agreement with respect to the subject matter herein. As between the other parties hereto, this Escrow Agreement shall govern to the extent of any conflict between it and the Merger Agreement; provided, however, that the RA Stockholder, UROHEALTH and UROHEALTH California agree to make such amendments herein as may be necessary to reconcile any conflict between the terms hereof and the Merger Agreement. No change in, addition to, or waiver of the

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terms and conditions hereof shall be binding upon any of the parties hereto unless approved in writing by the other parties hereto.

     11. Notices. Any notice to or claims upon the parties hereto shall be in writing and must be given by postage prepaid registered mail as follows:

         To UROHEALTH or UROHEALTH California:

              UROHEALTH Systems, Inc.
              5 Civic Plaza, Suite 100
              Newport Beach, California 92660
              Attention:  General Counsel

         To the Escrow Agent:

              American Stock Transfer & Trust Company
              6201 15th Avenue
              Brooklyn, New York  11219
              Attention: Herbert J. Lemmer


         To the RA Stockholder:

              Richard R. Newhauser
              8850 M-89
              Richland, Nichigan 49083


         with a copy to:

         Howard & Howard Attorneys, P.C.
         107 W. Michigan Avenue, Suite 400
         Kalamazoo, Michigan  49007


or to such other address as a party hereto shall have furnished to the other parties in accordance herewith, effective upon receipt by such other parties.

     12. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs and assigns.




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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement the day and year first above written.

      Attest:                         UROHEALTH SYSTEMS, INC.


      ______________________________  By:  _______________________________


      Attest:                         UROHEALTH, INC. (CALIFORNIA)


      ______________________________  By:  _______________________________


      Attest:                         RICHARD R. NEWHAUSER


      ______________________________     _______________________________


      The undersigned Escrow Agent hereby agrees to serve as Escrow Agent.

                                        American Stock Transfer & Trust Company


                                        By:_________________________________
                                           Name:____________________________
                                           Title:_____________________________



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